The Peck Company Holdings, Inc. Announces Appointment of Renewable Energy Expert to Board of Directors

Daniel Dus to Serve as an Independent Director

South Burlington, VT, September 26, 2019 – (BUSINESS NEWSWIRE) The Peck Company Holdings, Inc. (NasdaqCM:PECK) (“Peck” or the “Company”), a leading commercial solar engineering, procurement and construction (“EPC”) company, announced today that Daniel Dus, a renewable energy business expert, has been appointed to its board of directors (the “Board”) and as chairman of the Board’s audit committee, effective September 25, 2019.

Jeffrey Peck, Peck’s Chief Executive Officer, commented, “Daniel has been a multi-faceted expert, leader and contributor to the renewable energy sector who has demonstrated exceptional thought leadership in the development, construction and financing of solar projects for more than a decade. We look forward to leveraging his informed insights and strategic contributions as we enter new markets and execute our growth plan. He will be an outstanding addition to the Board as the Audit Committee Chair and will support our continued commitment to shareholder value through growth and persistent profitability.”

Mr. Dus currently serves as Head of Renewables Business, North America for a large, fully-integrated multinational company, which consists of six publicly traded companies. In solar industry executive roles, Mr. Dus has managed the execution of over $1 billion of solar assets across 1,400 projects in 17 states nationwide. He has held various strategic, financial, and management roles throughout his career and has been an influential leader focused on eliminating barriers in order to most effectively deploy and utilize renewable energy.

Daniel Dus commented, “Having focused most of my career on renewable energy, I am extremely pleased to join the Board of Peck. I believe that the Company has a unique advantage as a publicly traded EPC company with the potential to significantly advance the utilization of solar energy through its strategic plan. I look forward to working with its leadership team to help drive Peck’s strategy and growth.”

Mr. Dus is a certified solar designer, holds an MBA from Drexel University, is a Stanford-certified project manager, Villanova-certified Six Sigma Master Lean Blackbelt, and holds over 50 certificates in energy hedging, grid infrastructure and emerging energy technologies as well as OSHA 30. Daniel also owns the first property in the world ever powered by AC electricity.

About The Peck Company Holdings, Inc.

Headquartered in South Burlington, VT, The Peck Company Holdings, Inc., is a 2nd-generation family business founded in 1972 and rooted in values that align people, purpose, and profitability. Ranked by Solar Power World as the largest commercial solar contractor in the Northeastern U.S. and one of the largest in U.S., Peck provides EPC services to solar energy customers for projects, ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and public works projects. Peck has installed over 100 megawatts of solar systems since its inception and is focused on profitable growth opportunities. For more information, please visit www.peckcompany.com.

Forward looking statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

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